UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

BIO-KEY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

(Address of principal executive offices) (Zip Code)

(732) 359-1100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2015, Wong Kwok Fong (Kelvin) and Yau Jianhui were appointed to the Board of Directors of Bio-key International, Inc. (the “Company”, “we”, or “us”). Wong Kwok Fong (Kelvin) was nominated by the holders of our Series A-1 Convertible Preferred Stock. Yau Jianhui was nominated by the holders of our Series B-1 Convertible Preferred Stock. At this time, we do not expect that Mr. Wong or Mr. Yao will serve on Board Committees.

Wong Kwok Fong, 52, is the co-founder of China Goldjoy Group (previously World Wide Touch Technology Holdings Limited). From 1997 until August, 2015, Mr. Wong served as the chairman of China Goldjoy Group and currently serves as its Chief Technology Officer. During this time, Mr. Wong played a significant role in the substantial growth of the business.  Mr. Wong brings over 14 years of senior management experience in manufacturing, supply chain, and marketing functions in the electronics and technology industries, including establishing manufacturing plants in Hong Kong and China, and building an extensive network in the electronics and technology industries. Mr. Wong’s substantial experience in the technology industry, including biometrics and payment systems, and serving the Asian markets, broadens and strengthens the Board’s collective qualifications, skills, and experience.

Yao Jianhui, 43, has served as Executive Chairman of the Board and Chief Executive Officer of the China Goldjoy Group Ltd. since August 2015.  Since June 2006, Mr. Yao has served as the Chairman of the Board of Directors of Baoneng Holding Co. Ltd., a company principally engaged in property development. From July 2010 to October 2014, Mr. Yao was the General Manager and Chairman of the Board of Directors of Baocheng Investment Co. Ltd., a company listed on Shanghai Stock Exchange principally engaged in the manufacturing of cables as well as the hotel and trading business. Mr. Yao has held senior management positions with a number of enterprises and listed companies across a wide range of industries including food, construction materials, real estate, commerce, agriculture and forestry, logistics, technology and finance. Mr. Yao’s extensive industry experience, particularly in serving the Asian markets, further broadens and strengthens the Board’s collective qualifications, skills, and experience.

As previously disclosed, in connection with the issuance of the Series A-1 Convertible Preferred Stock and Series B-1 Convertible Preferred Stock, BIO-key Hong Kong Limited, our wholly-owned subsidiary (“BIO-key HK”), entered into a Software License Purchase Agreement (the “License Agreement”) with certain subsidiaries of China Goldjoy Group Limited. The License Agreement provides for the grant to BIO-key HK of a perpetual, irrevocable, exclusive, worldwide, fully-paid license to all software and documentation regarding the software code, toolkit, electronic libraries and related technology currently known as or offered under the FingerQ name, together with perpetual license under all related patents held by the licensors and any other intellectual property rights owned by the licensors related to the forgoing software. Under the License Agreement, our subsidiary made a one-time payment to the licensors of $12,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-Key International, Inc.

Date: December 8, 2015	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer

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